Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

To the Shareholders’ and the Board of Directors of
Construtora Tenda S/A:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Gafisa S.A. of our report dated April 27, 2009 relating to the consolidated financial statements of Construtora Tenda S/A, which appears in Gafisa’s Annual Report on Form 20-F for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Terco Grant Thornton Auditores Independentes
São Paulo, SP, Brazil
June 3, 2009